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                        SMITH, ANDERSON, BLOUNT, DORSETT,
                           MITCHELL & JERNIGAN, L.L.P.
                                     LAWYERS

            OFFICES                                                                  MAILING ADDRESS
2500 FIRST UNION CAPITOL CENTER                                                       P.O. BOX 2611
 RALEIGH, NORTH CAROLINA 27601               September 29, 1999                  RALEIGH, NORTH CAROLINA
                                                                                        27602-2611

                                                                                TELEPHONE: (919) 821-1220
                                                                                FACSIMILE: (919) 821-6800
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Winston Hotels, Inc.
2209 Century Drive, Suite 300
Raleigh, North Carolina  27612

         RE:      AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3
                  REGISTRATION NO. 333-86457

Ladies and Gentlemen:

         We are counsel for Winston Hotels, Inc. (the "Company"), in connection with the registration of 878,797 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"). The Shares are described in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on September 2, 1999, as amended on September 29, 1999, with which this opinion will be filed as an exhibit (the Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"). The
Shares have been or may be issued by the Company. The Shares may be offered from time to time by certain selling shareholders as described in the Registration
Statement. This opinion is furnished pursuant to the requirement of Item
601(b)(5) of Regulation S-K under the Act and supersedes and replaces the opinion of our firm dated September 2, 1999, which was filed as Exhibit 5.1 to the Registration Statement filed with the Commission on September 2, 1999.

         We have relied upon, among other things, our examination of corporate documents, records, certificates of the Company's officers and public officials, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents.

         Based upon the foregoing and the additional qualifications set forth below, it is our opinion that the Shares that are outstanding are and the Shares that may be issued, when issued upon the redemption of the Units in accordance with the limited partnership agreement of WINN Limited Partnership, will be validly issued, fully paid and nonassessable.


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Winston Hotels, Inc.
September 29, 1999
Page 2



         The opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Shares.

         We hereby consent to the reference to our firm in the Registration
Statement under the heading "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

         This opinion is limited to the laws of the State of North Carolina, and no opinion is expressed as to the laws of any other jurisdiction.

         Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

                                           Sincerely yours,



                                           /s/ SMITH, ANDERSON, BLOUNT, DORSETT,
                                              MITCHELL & JERNIGAN, L.L.P.